UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Sol-Wind Renewable Power, LP

(Exact name of registrant as specified in its charter)

Delaware	47-1539702
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Lexington Avenue Suite 732 New York, New York 10174	10174
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-201221

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Sol-Wind Renewable Power, LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-201221), initially filed with the Securities and Exchange Commission on December 23, 2014 under the Securities Act of 1933, as amended, and will be set forth in any form of prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.         Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 2, 2015	Sol-Wind Renewable Power, LP

	By:	Sol-Wind, LLC, its general partner

	By:	/s/ Sharon Mauer
	Name:	Sharon Mauer
	Title:	General Counsel and Secretary

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